UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2017 (February 15, 2017)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting held on February 17, 2017, the Board of Directors (the “Board”) of The Progressive Corporation (the “Company”) adopted The Progressive Corporation 2017 Directors Equity Incentive Plan (the “2017 Directors Plan”), a copy of which is attached hereto as Exhibit 10.1. The 2017 Directors Plan remains subject to approval by the Company’s shareholders. If so approved, this new plan would permit the Compensation Committee of the Board (the “Committee”) to provide equity-based compensation to the Company’s non-employee directors in the form of restricted stock, non-qualified stock options, stock in lieu of cash compensation, restricted stock units, stock appreciation rights, and dividend equivalents. The 2017 Directors Plan would reserve 500,000 of our common shares for issuance under the plan, subject to adjustment as provided in the plan. The 2017 Directors Plan, by its terms, would remain in effect until May 31, 2022. The 2017 Directors Plan will be submitted to shareholders for approval at our Annual Meeting of Shareholders in May 2017. Accordingly, our 2017 Proxy Statement will include a detailed summary of this plan.

In addition, the Board adopted, subject to shareholder approval, The Progressive Corporation 2017 Executive Annual Incentive Plan (the “Executive Plan”), which will replace the 2007 Executive Bonus Plan. The Executive Plan, which is attached hereto as Exhibit 10.2, permits the granting of annual cash incentive awards to executive officers and other employees of the Company, including awards that are intended to qualify for the exemption for “performance-based compensation” from the $1 million cap on the deductibility of compensation under Section 162(m) of the Internal Revenue Code. The Executive Plan will be submitted to shareholders for approval at our Annual Meeting of Shareholders in May 2017. Accordingly, our 2017 Proxy Statement will include a detailed summary of this plan.

The Committee has granted annual incentive awards for 2017 under the Executive Plan, subject to shareholder approval, in the form of the agreement attached hereto as Exhibit 10.3. The 2017 awards will be based on a Gainshare Factor substantially similar to bonus awards granted to our executive officers in 2015 under the 2007 Executive Bonus Plan and described in our proxy statement dated March 25, 2016 (the “2016 Proxy Statement”), except that the results of our Property business, with minor exclusions, will be included along with the results of our Agency Auto, Direct Auto, special lines, and Commercial Lines businesses. The results of each business unit will be weighted by the percentage of the business unit’s contribution to our annual net earned premium.

At a meeting held on February 15, 2017, the Committee approved the ARX Holding Corp. 2017 Gainsharing Plan (the “ARX Plan”), pursuant to which John Auer, the President and CEO of ARX Holding Corp. (“ARX”), a majority-owned subsidiary of the Company, and other employees of ARX and its subsidiaries, will have an opportunity to receive a bonus with respect to 2017. The ARX Plan, a copy of which is attached hereto as Exhibit 10.4, sets Mr. Auer’s target bonus at 125% of his base salary. As a result, he may earn a bonus between 0% and 250% of his base salary. The ARX Plan is substantially similar to the Company’s annual Gainsharing Plan described in the 2016 Proxy Statement, except that the results of the Property business, with minor exclusions, has been included, and payment under the ARX Plan will be based 25% on the results of the Property business and 75% on the results of the Agency Auto, Direct Auto, special lines and Commercial Lines businesses.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

See exhibit index on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017
THE PROGRESSIVE CORPORATION

By: /s/ Charles E. Jarrett________
                            Name: Charles E. Jarrett
Title: Vice President, Secretary and
Chief Legal Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10        10.1        The Progressive Corporation 2017 Directors Equity Incentive Plan

10	10.2 The Progressive Corporation 2017 Executive Annual Incentive
Plan
10        10.3        Form of Award Agreement (2017 Fiscal Year)
10        10.4        ARX Holding Corp. 2017 Gainsharing Plan